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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 1998

                         Commission File Number 0-16362

                           FIRST FRANKLIN CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                           31-1221029
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                         Identification Number)

      4750 ASHWOOD DRIVE  CINCINNATI, OHIO                  45241
    (Address of Principal Executive Offices)             (Zip Code)

        Registrant's Telephone Number, including Area Code (513) 469-5352

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                    Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                    Not applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                    Not applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                    Not applicable

ITEM 5.  OTHER EVENTS

                    Press release dated April 21, 1998

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

                    Not applicable

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                    Not applicable

ITEM 8.  CHANGE IN FISCAL YEAR

                    Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   FIRST FRANKLIN CORPORATION

                                   Daniel T. Voelpel
                                   Vice President and Chief Financial Officer

Date: April 25, 1998

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                           FIRST FRANKLIN CORPORATION
                    4750 Ashwood Drive Cincinnati, Ohio 45241
                        (513) 469-8000 Fax (513) 469-5360


April 21, 1998

FOR IMMEDIATE RELEASE

CONTACT: Thomas H. Siemers
         President and CEO
         (513) 469-8000

The Board of Directors of First Franklin Corporation announced a 3-for-2 stock split to shareholders of record May 2, 1998. Each shareholder will receive one additional share for each two shares they currently own. Any fractional shares created by the stock split will be paid in cash based on the Nasdaq National Market closing price on May 2.

The Corporation also announced that it intends to increase the annual dividend 12.5% to $0.30 per share ($0.45 per share on a pre-split basis).

On April 14, 1998 the Corporation announced that earnings for the first quarter 1998 were $537,000 ($0.45 per share).

Franklin Savings has seven offices in Greater Cincinnati. The Corporation's common stock is traded on the Nasdaq National Market under the symbol "FFHS".